EXHIBIT 10.29

ADDENDUM

TO

STOCK PURCHASE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and                                                               (“Optionee”) evidencing the shares of Common Stock purchased by Optionee under The Active Network, Inc. 2002 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

INVOLUNTARY TERMINATION FOLLOWING

A CHANGE IN CONTROL

1. If the Repurchase Right is assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and Optionee’s Service is Involuntarily Terminated within twelve months following such Change in Control, then the Repurchase Right shall terminate automatically, and all the Purchased Shares shall immediately vest with respect to the lesser of (a) 25% of total number of Purchased Shares or (b) the number of Unvested Shares at the time Optionee’s Service is Involuntary Terminated. Unvested Shares that have been held in an escrow account maintained on Optionee’s behalf pursuant to Paragraph D.6 of the Purchase Agreement and that become vested on an accelerated basis in accordance with this Addendum shall be released from such escrow at the time of such Involuntary Termination.

2. If (a) pursuant to the terms of a Change in Control transaction, property (including cash payments) issued or distributed with respect to Unvested Shares (the “Payments”) is deposited in escrow and is to be released from escrow as the Optionee vests in the property in accordance with the Vesting Schedule and (b) Optionee’s Service is Involuntary Terminated within twelve months following such Change in Control, then any unvested escrow account maintained on Optionee’s behalf shall immediately vest with respect to the lesser of (a) 25% of the total Payments that were placed in escrow in connection with the Change in Control and (b) the Payments that remain in escrow at the time Optionee’s Service is Involuntarily Terminated.

3. For purposes of this Addendum, the following definitions shall be in effect:

(a) An Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i) Optionee’s involuntary dismissal or discharge by the Corporation, Parent or Subsidiary employing Optionee for reasons other than for Misconduct, or

(ii) Optionee’s voluntary resignation following (A) a change in his or her position with the Corporation, Parent or Subsidiary employing Optionee which materially reduces his or her duties and responsibilities, (B) a reduction in Optionee’s base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation, Parent or Subsidiary employing Optionee, or (C) a relocation of Optionee’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected without Optionee’s written consent.

(b) Misconduct shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or (iii) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and Optionee, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, the Purchase Agreement or this Addendum, to constitute grounds for termination for Misconduct.

IN WITNESS WHEREOF, The Active Network, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

Effective Date:	,

THE ACTIVE NETWORK, INC.

By:

Printed Name:

Title: